EXHIBIT 24.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of our report dated June 30, 1997 with respect to the consolidated financial statements and schedule of Universal Security Instruments, Inc. and Subsidiaries as of March 31, 1997 and for the two years then ended included in this Annual Report (Form 10-K).

Registration Statement Number         Description

Non-qualified Stock Option Plan:

2-83323                               Form S-8
33-6953                               Form S-8
33-21226                              Form S-8

Incentive Stock Option Plan:

2-99736                               Form S-8

Employee Stock Purchase Plan:

33-21225                              Form S-8




Deloitte & Touche LLP

Baltimore, Maryland
June 30, 1997